Exhibit 10.1

APPENDIX C

CAPITAL BANCORP, INC.
2017 STOCK AND INCENTIVE COMPENSATION PLAN
ARTICLE I
Establishment, Purpose and Duration
1.1Establishment of the Plan. Capital Bancorp, Inc. (hereinafter referred to as the “Company”), a Maryland corporation, hereby establishes an incentive compensation plan to be known as the “2017 Stock and Incentive Compensation Plan” (hereinafter referred to as the “Plan”), as set forth in this document. Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in Section 2.1 herein. The Plan permits the grant of Incentive Stock Options, Non -Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, and/or Restricted Stock Units to Key Associates and Directors.
The Plan was adopted by the Board of Directors of the Company on August 3, 2017, to become effective (the “Effective Date”) as of August 29, 2017 if approved by the Company’s shareholders at the 2017 Special Meeting of Shareholders in accordance with applicable laws. Except for Awards payable only in cash (with payment also contingent on shareholder approval of the Plan), Awards may not be granted under the Plan prior to shareholder approval of the Plan.
1.2Purpose of the Plan. The purpose of the Plan is to promote the success of the Company and its Subsidiaries by providing incentives to Key Associates and Directors that will promote the identification of their personal interest with the long term financial success of the Company and with growth in shareholder value.
The Plan is designed to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Key Associates and Directors upon whose judgment, interest and special effort the successful conduct of its operation is largely dependent.
1.3Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article XIII herein, until August 29, 2027, at which time it shall terminate except with respect to Awards made prior to, and outstanding on, that date which shall remain valid in accordance with their terms.
ARTICLE II
Definitions
2.1Definitions. Except as otherwise defined in the Plan, the following terms shall have the meanings set forth below:
(a)“Agreement” means a written agreement implementing the grant of each Award signed by an authorized officer of the Company and by the Participant.
(b)“Award” means, individually or collectively, a grant under the Plan of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, and/or Restricted Stock Units.
(c)“Award Date” or “Grant Date” means the date the Committee adopts a resolution or takes other appropriate action expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such later date as set forth in such resolution.
(d)“Board” or “Board of Directors” means the Board of Directors of the Company.
(e)“Change in Control” shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:
(i)    any one person, or more than one person acting as a group, acquires ownership of securities of the Company that, together with securities held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the securities of the Company;
(ii)    either (a) any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of securities of the Company possessing more than 50 percent or more of the total voting power of the securities of the Company; or (b) a majority of members of the Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or
(iii)    any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
Notwithstanding the foregoing, ownership or control of the Company’s voting stock, individually or collectively, by the Company’s bank subsidiary (the “Bank”) or any benefit plan sponsored by the Company or the Bank shall not constitute a Change in Control. For purposes of this paragraph only, the term “person” refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization of any other form of entity not specifically listed herein.
(f)“Code” means the Internal Revenue Code of 1986, as amended from time to time.
(g)“Committee” means a committee of the Board consisting of not less than two Directors, which shall be appointed to administer the Plan pursuant to Article III hereof, all of the members of which shall be “non-employee directors” as defined in Rule 16b-3, as amended, under the Exchange Act, or any similar or successor rule, and “outside directors” within the meaning of Section 162(m)(4)(C)(i) of the Code. Unless otherwise determined by the Board, the Compensation Committee of the Board, or any successor committee responsible for executive compensation, shall constitute the Committee.
(h)“Company” means Capital Bancorp, Inc., or any successor thereto as provided in Article
XV herein.
(i)“Director” means a director of the Company or any of its Subsidiaries, which term shall not include an advisory or honorary director.
(j)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
(k)“Fair Market Value” of a Share as of any particular date shall be the closing price of such security on the date of calculation (or on the last preceding trading date if such security was not traded on such date), or, if not so reported, the fair market value as determined pursuant to a reasonable method adopted by the Committee in good faith for such purpose.
(l)“Incentive Stock Option” or “ISO” means an option to purchase Shares, granted under Article VI herein, which is designated as an incentive stock option and is intended to meet the requirements of Section 422 of the Code.
(m)“Key Associate” means an officer or employee of the Company or of its Subsidiaries (including any corporation which becomes a Subsidiary after the adoption of the Plan by the Board) who, in the opinion of the Committee, can contribute significantly to the growth and profitability of, or perform services of major importance to, the Company and its Subsidiaries. The term includes a Director who is also an officer or employee of the Company or its Subsidiaries.
(n)“Non-Qualified Stock Option” or “NQSO” means an option to purchase Shares, granted under Article VI herein, which is not intended to be an Incentive Stock Option.
(o)“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.
(p)“Option Price” means the price at which each Share subject to an Option may be purchased from the Company upon exercise of the Option.
(q)“Participant” means a Key Associate or a Director who has been granted an Award under the Plan and whose Award remains outstanding.

(r)“Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is restricted, pursuant to Article VIII herein.
(s)“Prior Plan” means the HCNB Bancorp, Inc. 2002 Stock Option Plan.
(t)“Plan” means the Capital Bancorp, Inc. 2017 Stock and Incentive Compensation Plan, as herein described and as hereafter from time to time amended.
(u)“Restricted Stock” means an Award of Shares granted to a Participant pursuant to Article VIII herein, which is subject to restrictions and forfeiture until the designated conditions for the lapse of the restrictions are satisfied.
(v)“Restricted Stock Unit” or “RSU” means an Award, designated as a Restricted Stock Unit, granted to a Participant pursuant to Article IX herein and valued by reference to Shares, which is subject to restrictions and forfeiture until the designated condition for the lapse of the restrictions are satisfied.
(w)“Share” means a share of Stock.
(x)“Stock” means the common stock of the Company.
(y)“Stock Appreciation Right” or “SAR” means an Award, designated as a stock appreciation right, granted to a Participant pursuant to Article VII herein.
(z)“Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.
ARTICLE III
Administration
3.1Administration of the Plan by the Committee. The Plan shall be administered by the Committee which shall have all powers necessary or desirable for such administration. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee.
In addition to any other powers and, subject to the provisions of the Plan, the Committee shall have the following specific powers:
(a)to determine the terms and conditions upon which the Awards may be made and exercised;
(b)to determine all terms and conditions of each Agreement, which need not be identical;
(c)to construe and interpret the Agreements and the Plan;
(d)to establish, amend or waive rules or regulations for the Plan’s administration;
(e)to accelerate the exercisability of any Award, or termination of any Period of Restriction or other restrictions imposed under the Plan;
(f)to delegate its authority to one or more Officers of the Company with respect to Awards that do not involve “covered employees” within the meaning of Section 162(m) of the Code or “insiders” within the meaning of Section 16 of the Exchange Act;
(g)to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant's rights or increases a Participant's obligations under his or her Award or creates or increases a Participant's federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent;
(h)to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment or service for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies;
(i)to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;
(j)to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and

(k)to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.
The Chairman of the Committee and such other Directors and officers of the Company as shall be designated by the Committee are hereby authorized to execute Agreements on behalf of the Company and to cause them to be delivered to the recipients of Awards.
Subject to limitations under applicable law, the Committee is authorized in its discretion to issue Awards and/or accept notices, elections, consents and/or other forms or communications by Participants by electronic or similar means, including, without limitation, transmissions through e- mail, voice mail, recorded messages on electronic telephone systems, and other permissible methods, on such basis and for such purposes as it determines from time to time.
A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present (in person or as otherwise permitted by applicable law), or acts approved in writing by a majority of the Committee without a meeting, shall be deemed the action of the Committee.
The Committee also may modify the purchase price or the exercise price of any outstanding Award, provided that if the modification effects a repricing, shareholder approval shall be required before the repricing is effective.
3.2Selection of Participants. The Committee shall have the authority to grant Awards under the Plan, from time to time, to such Key Associates and/or Directors as may be selected by it. Each Award shall be evidenced by an Agreement.
3.3Decisions Binding. All determinations and decisions made by the Board or the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.
3.4Requirements of Rule 16b-3 and Section 162(m) of the Code. Notwithstanding any other provision of the Plan, the Board or the Committee may impose such conditions on any Award, and amend the Plan in any such respects, as may be required to satisfy the requirements of Rule 16b-3, as amended (or any successor or similar rule), under the Exchange Act.
Any provision of the Plan to the contrary notwithstanding, and except to the extent that the Committee determines otherwise: (a) transactions by and with respect to officers and Directors of the Company who are subject to Section 16(b) of the Exchange Act (hereafter, “Section 16 Persons”) shall comply with any applicable conditions of SEC Rule 16b-3; (b) transactions with respect to persons whose remuneration is subject to the provisions of Section 162(m) of the Code shall conform to the requirements of Section 162(m)(4)(C) of the Code, unless otherwise eligible for transition relief under Section 162(m); and (c) every provision of the Plan shall be administered, interpreted and construed to carry out the foregoing provisions of this sentence.
3.5Indemnification of Committee. In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, and to the extent allowed by applicable law, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorneys’ fees actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted or made hereunder, and against all amounts reasonably paid by them in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company and its Subsidiaries; provided further, however, that within 60 days after institution of any such action, suit or proceeding, such Committee may, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.
3.6Compliance with Code Section 409A. Notwithstanding any provision of this Plan or of an Agreement to the contrary, to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith Section 409A of the Code and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service (“Section 409A”), and the Board and the Committee shall administer the Plan in accordance with such intention. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six-month period immediately following the Participant’s termination of employment or service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant's death, if earlier). Any provision of this Plan or of an Agreement that would cause the Plan or an Award granted hereunder to fail to satisfy any requirement of Section 409A shall have no force or effect until amended to comply with Section 409A, which amendment may be retroactive to the extent permitted by Section 409A. Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.
ARTICLE IV
Shares Subject to the Plan
4.1Number of Shares. Subject to adjustment as provided in Section 4.4 herein, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan shall not exceed the sum of 280,000 (inclusive of the 236,620 Shares that remain available under the Prior Plan) plus that number of Shares represented by awards under the Prior Plan, which expire or are otherwise terminated or forfeited at any time after the Effective Date of the Plan, all of which are available for grants of Incentive Stock Options. Except as provided in Sections 4.2 and 4.3 herein, the issuance of Shares in connection with the exercise of, or as other payment for Awards, under the Plan shall reduce the number of Shares available for future Awards under the Plan and shall not again be available for the grant of an Award. During the terms of the Awards, the Company shall keep available at all times the number of Shares of Stock required to satisfy such Awards.
Shares that may be issued under the Plan may either be authorized but unissued Shares or Shares held in a grantor trust created by the Company.
The Company, during the term of the Plan and thereafter during the term of any outstanding Award which may be settled in Shares, shall reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.
4.2Lapsed Awards or Forfeited Shares. Any Shares of Stock that are subject to an Award that terminates without being exercised, expires, is forfeited or canceled, is exchanged for an Award that does not involve Shares of Stock or, is settled in cash in lieu of shares, shall, to the extent of such termination, expiration, forfeiture, cancellation, or exchange for another Award or settlement in cash, again be available for Awards under the Plan.
4.3Delivery of Shares as Payment. Notwithstanding anything to the contrary contained herein: Shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such Shares are (a) Shares tendered in payment of an Option, (b) Shares delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) Shares covered by a stock-settled Stock Appreciation Right. Notwithstanding the preceding sentence, with respect to any SAR that is settled partly in cash and partly in Shares, the Shares that are subject to the SAR settled in cash shall not become available for future Awards under the Plan. If the Company uses the proceeds from the exercise of an Option to repurchase Shares, the Shares so repurchased shall not again be available for Awards under the Plan.
4.4Capital Adjustments. In the event that the outstanding Shares shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, effected without the receipt of consideration by the Company, through reorganization, merger or consolidation, recapitalization, reclassification, stock split, reverse stock split, split-up, combination or exchange of Shares or declaration of any dividends payable in Shares, or other distributions to common shareholders other than regular cash dividends, the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan and subject to outstanding Awards, as well as the exercise price, grant price or purchase price relating to any Award shall be adjusted as may be deemed appropriate by the Committee under the Plan. The decision of the Committee as to the amount and timing of any such adjustment shall be conclusive.
ARTICLE V
Eligibility
The Committee shall determine and designate from time to time those Key Associates and Directors who are eligible to participate in the Plan. Multiple grants of Awards under the Plan may be made in any calendar year to a Participant.
ARTICLE VI
Stock Options
6.1Grant of Options. Subject to the terms and conditions of the Plan and the applicable Agreement, Options may be granted to Key Associates and Directors at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Participant, provided, however, consultants and non-employee Directors may be granted Non-Qualified Stock Options only and the aggregate Fair Market Value (determined at the time the Award is made) of Shares with respect to which any Participant may first exercise ISOs (granted under the Plan and all other equity compensation plans of the Company) during any calendar year may not exceed $100,000 or such amount as shall be specified in Section 422 of the Code and rules and regulations thereunder. For purposes of this Section, ISOs shall be taken into account in the order in which they were granted.
6.2Option Agreement. Each Option grant shall be evidenced by an Agreement that shall specify: the type of Option granted, the Option Price (as hereinafter defined), the duration of the Option, the number of Shares to which the Option pertains, any vesting conditions or other conditions imposed upon the exercisability of Options in the event of retirement, death, disability or other termination of employment or service, and such other provisions as the Committee shall determine. The Agreement shall specify whether the Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, or a Non-Qualified Stock Option not intended to be within the provisions of Section 422 of the Code, provided, however, that if an Option is intended to be an Incentive Stock Option but fails to be such for any reason, it shall continue in full force and effect as a Non-Qualified Stock Option.
6.3Option Price. The Option Price shall be determined by the Committee subject to the limitations stated in this Section. The Option Price shall not be less than 100% of the Fair Market Value of a Share on the Grant Date. In addition, an ISO granted to a Key Associate (including any Director who is a Key Associate) who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) securities possessing more than 10% of the total combined voting power of all classes of securities of the Company, shall have an Option Price which is at least equal to 110% of the Fair Market Value of a Share on the Grant Date.
6.4Each Option shall expire at such time as the Committee shall determine, provided, however, that no Option shall be exercisable after the expiration of ten years from its Award Date. In addition, an ISO granted to a Key Associate (including any Key Associate who is a Director) who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) securities possessing more than 10% of the total combined voting power of all classes of securities of the Company, shall not be exercisable after the expiration of five years from its Award Date.
6.5Exercisability. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine (which may be based on performance or other criteria), and as shall be set forth in the Agreement, which need not be the same for all Participants. No option may be exercised for a fraction of a share.
6.6Method of Exercise. Options shall be exercised by the delivery of a written notice to the Company in the form prescribed by the Committee setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares and payment of (or an arrangement satisfactory to the Company for the Participant to pay) any tax withholding required in connection with the Option exercise. The Option Price shall be payable to the Company in full either in cash, by delivery of Shares having a Fair Market Value at the time of exercise equal to the Option Price, by reduction in the number of shares otherwise deliverable upon the exercise of such Option with a Fair Market Value equal to the Option Price or by a combination of the foregoing.
To the extent permitted under the applicable laws and regulations, at the request of the Participant and with the consent of the Committee, the Company agrees to cooperate in a “cashless exercise” of an Option. The cashless exercise shall be effected by the Participant delivering to a securities broker instructions to exercise all or part of the Option, including instructions to sell a sufficient number of Shares to cover the costs and expenses associated therewith.
As soon as practicable, after receipt of written notice and payment of the Option Price and completion of payment of (or an arrangement satisfactory to the Company for the Participant to pay) any tax withholding required in connection with the Option exercise, the Company shall deliver to the Participant, stock certificates in an appropriate amount based upon the number of Options exercised, issued in the Participant’s name.
6.7Restrictions on Shares. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of The NASDAQ Stock Market, Inc. or any exchange upon which such Shares are then listed or traded and under any state securities laws applicable to such Shares. The Committee may specify in an Agreement that Shares delivered on exercise of an Option are Restricted Stock or Shares subject to forfeiture and cancellation or a buyback right in the event that any term or condition specified in the Agreement is not satisfied.
6.8Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative. Notwithstanding the foregoing, if the Participant dies while employed, the executor, administrator, legatees, or distributor of the Participant’s estate shall have the right to exercise the Option during the 12 month period following the Participant’s death; however, in no event shall an Option be exercisable more than 10 years from the date of grant.

Notwithstanding the foregoing or any other provision of the Plan to the contrary, to the extent permissible under Rule 16b-3 of the Exchange Act, a Participant who is granted Non-Qualified Stock Options pursuant to the Plan may transfer such Non-Qualified Stock Options to his or her spouse, lineal ascendants, lineal descendants, or to trusts for their benefit, provided that the Non-Qualified Stock Options so transferred may not again be transferred other than to the Participant originally receiving the grant of Non-Qualified Stock Options or to an individual or trust to whom such Participant could have transferred Non-Qualified Stock Options pursuant to this Section 6.8. Non-Qualified Stock Options which are transferred pursuant to this Section 6.8 shall be exercisable by the transferee subject to the same terms and conditions as would have applied to such Non-Qualified Stock Options in the hands of the Participant originally receiving the grant of such Non-Qualified Stock Options.
6.9Notification of Disqualifying Disposition of ISO Shares. In the event of a disposition of Shares received upon exercise of an ISO where the disposition occurs within two years from the date the ISO was granted or one year from the receipt of the underlying Shares (a “disqualifying disposition”), the Participant shall notify the Company’s Secretary in writing as to the date of such disposition, the sale price (if any), and the number of Shares involved.
ARTICLE VII
Stock Appreciation Rights
7.1Grant of SARs. The Committee may, in its sole discretion, grant SARs to Key Associates or Directors. A SAR is a right to receive a payment in cash, Shares or a combination of both. Each SAR shall be subject to such terms and conditions, as the Committee shall impose from time to time in its sole discretion and subject to the terms of the Plan.
7.2SAR Agreement. Each SAR grant shall be evidenced by an Agreement that shall specify its type of SAR and its terms and conditions. The exercise price of a SAR shall be determined by the Committee, but the exercise price of any SAR that is intended to be an exempt stock right under Section 409A shall not be less than 100% of the Fair Market Value of one Share of Stock on the Grant Date of such Stock Appreciation Right. The Committee is expressly authorized to grant SARs which are deferred compensation covered by Section 409A, as well as SARs which are not deferred compensation covered by Section 409A.
7.3Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion imposes upon such SARs.
7.4Other Conditions Applicable to SAR. In no event shall the term of any SAR granted under the Plan exceed ten years from the Grant Date. A SAR may be exercised only when the Fair Market Value of a Share exceeds the Fair Market Value per Share on the Grant Date. A SAR shall be exercised by delivery to the Committee of a notice of exercise in the form prescribed by the Committee.
7.5Payment after Exercise of SARs. Subject to the provisions of the Agreement, upon the exercise of a SAR, the Participant is entitled to receive, without any payment to the Company (other than required tax withholding amounts), an amount equal (the “SAR Value”) to the product of multiplying (a) the number of Shares with respect to which the SAR is exercised by (b) an amount equal to the excess of (1) the Fair Market Value per Share on the date of exercise of the SAR over (2) the Fair Market Value per Share on the Award Date. The Agreement may provide for payment of the SAR Value at the time of exercise or, on an elective or non-elective basis, for payment of the SAR Value at a later date, adjusted (if so provided in the Agreement) from the date of exercise based on an interest, dividend equivalent, earnings, or other basis (including deemed investment of the SAR Value in Shares) set out in the Agreement (the “adjusted SAR Value”).
Payment of the SAR Value or adjusted SAR Value to the Participant shall be made in Shares, valued at the Fair Market Value on the date of exercise in the case of an immediate payment after exercise or at the Fair Market Value on the date of settlement in the event of an elective or non-elective delayed payment, in cash or a combination thereof as determined by the Committee, either at the time of the Award or thereafter, and as provided in the Agreement.
7.6Nontransferability of SARs. No SAR granted under the Plan, and no right to receive payment in connection therewith, may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all SARs, and rights in connection therewith, granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.
ARTICLE VIII
Restricted Stock
8.1Grant of Restricted Stock. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock under the Plan to such Key Associates and Directors and in such amounts as it shall determine. Participants receiving Restricted Stock Awards are not required to pay the Company therefor

(except for applicable tax withholding) other than the rendering of services. If determined by the Committee, custody of Shares of Restricted Stock may be retained by the Company until the termination of the Period of Restriction pertaining thereto.
8.2Restricted Stock Agreement. Each Restricted Stock Award shall be evidenced by an Agreement that shall specify, the Period of Restriction, the number of Shares of Restricted Stock granted, and the applicable restrictions and such other provisions as the Committee shall determine.
8.3Nontransferability of Restricted Stock. Except as provided in this Article VIII and subject to the limitation in the next sentence, the Shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or upon the earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.
8.4Other Restrictions. The Committee may impose such other restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.
8.5Certificate Legend. In addition to any legends placed on certificates pursuant to Section
8.4herein each certificate representing Shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:
THE SALE OR OTHER TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY, OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THE CAPITAL BANCORP, INC. 2017 STOCK AND INCENTIVE COMPENSATION PLAN, IN THE RULES AND ADMINISTRATIVE PROCEDURES ADOPTED PURSUANT TO SUCH PLAN, AND IN AN AGREEMENT DATED (DATE OF GRANT). A COPY OF THE PLAN, SUCH RULES AND PROCEDURES, AND SUCH RESTRICTED STOCK AGREEMENT MAY BE OBTAINED FROM THE SECRETARY OF CAPITAL BANCORP, INC.
8.6Removal of Restrictions. Except as otherwise provided in this Article VIII, Shares of Restricted Stock covered by each Restricted Stock Award made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 8.5 herein removed from his or her stock certificate.
8.7Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.
8.8Dividends and Other Distributions. Unless otherwise provided in the Agreement, during the Period of Restriction, Participants entitled to or holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and the same rules for custody as the Shares of Restricted Stock with respect to which they were distributed.
8.9Termination of Employment or Service. Unless otherwise provided in the Agreement, in the event that a Participant terminates his employment or service with the Company for any reason during the Period of Restriction, then any Shares of Restricted Stock still subject to restrictions as of the date of such termination shall automatically be forfeited and returned to the Company. The Committee may provide for vesting of Restricted Stock in connection with the termination of a Participant's employment or service on such basis as it deems appropriate.
ARTICLE IX
Restricted Stock Units
9.1Grant of Restricted Stock Units. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units under the Plan (with one Unit representing one Share) to such Key Associates and Directors and in such amounts as it shall determine.
Participants receiving Restricted Stock Unit Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services. No Shares shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. The Committee may also grant Restricted Stock

Units with a deferral feature, whereby settlement is deferred beyond the vesting date until the occurrence of a future payment date or event set forth in an Award Agreement.
9.2Restricted Stock Unit Agreement. Each Restricted Stock Unit Award shall be evidenced by an Agreement that shall specify the Period of Restriction, the number of Restricted Stock Units granted, and the applicable restrictions and such other provisions as the Committee shall determine.
Unless otherwise provided in the Agreement, during the Period of Restriction, Participants holding Restricted Stock Units shall have no rights to dividends or other distributions which would have been paid with respect to the Shares represented by those Restricted Stock Units if such Shares were outstanding.
9.3Payment after Lapse of Restrictions. Subject to the provisions of the Agreement, upon the lapse of restrictions with respect to a Restricted Stock Unit, the Participant is entitled to receive, without any payment to the Company (other than required tax withholding amounts), an amount equal (the “RSU Value”) to the product of multiplying (a) the number of Shares with respect to which the restrictions lapse by (b) the Fair Market Value per Share on the date the restrictions lapse.
(a)The Agreement may provide for payment of the RSU Value at the time of settlement or, on an elective or non-elective basis, for payment of the RSU Value at a later date, adjusted (if so, provided in the Agreement) from the date of exercise based on an interest, dividend equivalent, earnings, or other basis (including deemed investment of the RSU Value in Shares) set out in the Agreement (the “adjusted RSU Value”). The Committee is expressly authorized to grant Restricted Stock Units which are deferred compensation covered by Section 409A, as well as Restricted, Stock Units which are not deferred compensation covered by Section 409A provided that any deferral of the settlement of a Restricted Stock Unit or any election to defer the settlement of Restricted Stock Unit shall be made in accordance with the requirements of Section 409A.
(b)Payment of the RSU Value or adjusted RSU Value to the Participant shall be made in Shares, in cash equal to the value of the Shares, or a combination thereof as determined by the Committee and as provided in the Agreement, valued at the Fair Market Value on the date the restrictions therefor lapse in the case of an immediate payment after vesting or at the Fair Market Value on the date of settlement in the event of an elective or non-elective delayed payment.
9.4Nontransferability of Restricted Stock Units. No Restricted Stock Unit granted under the Plan, and no right to receive payment in connection therewith, may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Restricted Stock Units, and rights in connection therewith, granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative. In the event the Participant dies while employed, the Restricted Stock Units, to the extent vested, shall be paid to the trustee of a designated trust, or to the executor of the Participant’s estate if no trust is designated, within 90 days following the Participant’s death.
9.5Termination of Employment or Service. Unless otherwise provided in the Agreement, in the event that a Participant terminates his employment or service with the Company for any reason during the Period of Restriction, then any Restricted Stock Units still subject to restriction as of the date of such termination shall automatically be forfeited and returned to the Company. The Committee may provide for vesting of Restricted Stock Units in connection with the termination of a Participant's employment or service on such basis as it deems appropriate.
ARTICLE X
Change in Control
10.1The provisions of this Section 11.1 shall apply unless otherwise provided in the Award Agreement, or to the extent otherwise determined by the Committee, upon the occurrence of a Change in Control:
(a)Assumption of Outstanding Awards. Upon a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), all outstanding Awards that are not exercised or paid at the time of the Change in Control shall be assumed by, or substituted with Awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation). For the purposes of this Section 11.1(a), an Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the surviving corporation (or a parent or subsidiary of the surviving corporation), the Committee may, with the consent of the surviving corporation (or a parent or subsidiary of the surviving corporation), provide that the consideration to be received upon the exercise or vesting of an Award, for each Share subject thereto, will be solely common stock of the surviving corporation (or a parent or subsidiary of the surviving corporation) substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. After a Change in Control, references to the “Company” as they relate to employment matters shall include the successor employer.
(b)Vesting Upon Certain Terminations of Employment in Connection with a Change in Control. The Committee shall have the discretion to provide for full or partial vesting of Awards upon a Participant’s involuntary termination of service that occurs in connection with a Change in Control, subject to such terms and conditions set forth in a Participant’s employment agreement, or if none, the Agreement. If any such Awards vest based upon the attainment of certain performance goals, the vesting of the Award may accelerate pro rata based on the portion of performance period completed as of the date of the Participant’s termination of service or based on the actual performance of the Company based on a shortened performance period which extends through the end of the fiscal quarter immediately preceding the Participant’s termination of employment or service.
(c)Other Alternatives. In the event of a Change in Control, if all outstanding Awards are not assumed by, or substituted with Awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation), the Committee may take any of the following actions with respect to any or all outstanding Awards, without the consent of any Participant:
(i)    the Committee may determine that the vesting of each outstanding Award shall be accelerated so that each Award shall, immediately prior to the effective date of the Change in Control, become fully vested with respect to the total number of Shares of Stock subject to such Award provided that the vesting of any Award based upon the attainment of certain performance goals may accelerate pro rata based on the portion of performance period completed as of the date of the Change in Control or based on the actual performance of the Company based on a shortened performance period which extends through the end of the fiscal quarter immediately preceding the Change in Control;
(ii)    the Committee, in its sole discretion, may determine that, upon the occurrence of a Change in Control of the Company, all or a portion of certain outstanding Awards shall terminate within a specified number of days after notice to the Participants, and each such Participant shall receive an amount equal to the value of such Award on the date of the Change in Control, and with respect to each Share of Stock subject to an Option or SAR, an amount equal to the excess of the Fair Market Value of such Shares immediately prior to the occurrence of such Change in Control (or such other greater amount as the Committee may determine in its sole and absolute discretion to be equitable to prevent dilution or enlargement of Participants’ rights under the Plan) over the exercise price per share of such Option or SAR. Such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its sole discretion, shall determine; and
(iii)    after giving Participants an opportunity to exercise all of their outstanding Options and SARs, the Committee may terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate. Such surrender, termination or payment shall take place as of the date of the Change in Control or such other date as the Committee may specify. Without limiting the foregoing, if the per share Fair Market Value of the Shares does not exceed the per Share Option exercise price or SAR grant price, as applicable, the Company shall not be required to make any payment to the Participant upon surrender of the Option or SAR.
ARTICLE XI
Modification, Extension and Renewal of Awards
Subject to the terms and conditions and within the limitations of the Plan: (a) the Committee may modify, extend or renew outstanding Awards and may modify the terms of an outstanding Agreement, provided that the exercise price of any Award may not be lowered other than pursuant to Section 4.4 herein; and (b) the Committee may accept the surrender of outstanding Awards (to the extent not yet exercised) granted under the Plan or outstanding awards granted under any other equity compensation plan of the Company and authorize the granting of new Awards pursuant to the Plan in substitution therefor so long as the new or substituted awards do not specify a lower exercise price than the surrendered Awards, and otherwise the new Awards may be of a different type than the surrendered Awards, may specify a longer term than the surrendered Awards, may provide for more rapid vesting and exercisability than the surrendered Awards and may contain any other provisions that are authorized by the Plan. Notwithstanding the foregoing, however, no modification of an Award, shall, without the consent of the Participant, adversely affect the rights or obligations of the Participant.
ARTICLE XII
Amendment, Modification and Termination of the Plan
12.1Amendment, Modification and Termination. At any time and from time to time, the Board may terminate, amend or modify the Plan. Such amendment or modification may be without shareholder approval except to the extent that such approval is required by the Code, pursuant to the rules under Section 16 of the Exchange Act, by any national securities exchange or system on which the Shares are then traded, listed or reported, by any regulatory body having jurisdiction with respect thereto or under any other applicable laws, rules or regulations.
12.2Awards Previously Granted. No termination, amendment or modification of the Plan other than pursuant to Section 4.4 herein shall in any manner adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant.
ARTICLE XIII
Withholding
13.1Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, State and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of the Plan.
13.2Withholding of Shares. With respect to employees, the Company may require a Participant whose Award granted hereunder has vested, or who exercises an Option or SAR granted hereunder to reimburse the Company for any taxes required by any governmental regulatory authority to be withheld or otherwise deducted and paid by such corporation or entity in respect of the issuance or disposition of such Shares or the payment of any amounts. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to the Participant upon such terms and conditions as the Committee shall in its sole discretion prescribe. The Company, in its discretion, may hold the stock certificate to which such Participant is entitled upon the vesting of an Award or the exercise of a Stock Option or SAR as security for the payment of such withholding tax liability, until cash sufficient to pay that liability has been accumulated by or paid to the Company. With respect to employees, at any time that the Company, Subsidiary or other entity that employs such Participant becomes subject to a withholding obligation under applicable law with respect to the vesting of an Award or the exercise of an Option (the “Tax Date”), except as set forth below, a Participant may, subject to the approval of the Committee, elect to satisfy, in whole or in part, the Participant’s related personal tax liabilities (an “Election”) by (a) directing the Company to withhold from Shares issuable in the related vesting or exercise either a specified number of Shares of Stock having a specified value (in each case equal to the related minimum statutory personal withholding tax liabilities with respect to the applicable taxing jurisdiction in order to comply with the requirements for a “fixed plan” under Accounting Principles Board Opinion No. 25), (b) tendering Shares of Stock or other securities of the Company previously issued pursuant to the exercise of an Option or other Shares of Stock owned by the Participant, or (iii) combining any or all of the foregoing Elections in any fashion. The foregoing notwithstanding, however, when previously issued Shares of Stock or other securities of the Company are tendered pursuant to an Election, such tender of Shares will not be accepted unless the Participant has held such Shares for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes. An Election shall be irrevocable. The withheld Shares and other Shares of Stock or other securities tendered in payment shall be valued at their Fair Market Value on the Tax Date. The Committee may in its sole discretion disapprove of any Election, suspend or terminate the right to make Elections or provide that the right to make Elections shall not apply to particular Shares or exercises. The Committee may impose any additional conditions or restrictions on the right to make an Election as it shall deem appropriate, including conditions or restrictions with respect to Section 16 of the Exchange Act.
ARTICLE XIV
Successors
All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.
ARTICLE XV
General

15.1Minimum Vesting Restriction. Awards shall fully vest over a period that is not less than one year from the date of grant; provided, however, that up to five percent of the Shares of Stock subject to the aggregate share reserve set forth in Section 4.1 as of Effective Date may be subject to Awards that are not subject to the vesting restriction in this Section 16.1.
15.2Forfeiture Events. The Committee may specify in an Agreement that the Participant's rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality or other restrictive covenants that are contained in the Agreement or otherwise applicable to the Participant, a termination of the Participant's employment or service for cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company.
15.3Clawback. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).
15.4Deferral of Awards. The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance goals or other event that absent the election would entitle the Participant to payment or receipt of Shares of Stock or other consideration under an Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.
15.5Requirements of Law. The granting of Awards and the issuance of Shares of Stock under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or self-regulatory organizations as may be required.
15.6Effect of the Plan. The establishment of the Plan shall not confer upon any Key Associate or Director any legal or equitable right against the Company, a Subsidiary or the Committee, except as expressly provided in the Plan. The Plan does not constitute an inducement or consideration for the employment or service of any Key Associate or Director, nor is it a contract between the Company or any of its Subsidiaries and any Key Associate or Director. Participation in the Plan shall not give any Key Associate or Director any right to be retained in the service of the Company or any of its Subsidiaries. No Key Associate or Director who receives an Award shall have rights as a shareholder of the Company prior to the date Shares are issued to the Participant pursuant to the Plan.
15.7Creditors. The interests of any Participant under the Plan or any Agreement are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered.
15.8Governing Law. The Plan, and all Agreements hereunder, shall be governed, construed and administered in accordance with and governed by the laws of the State of Maryland and the intention of the Company is that ISOs granted under the Plan qualify as such under Section 422 of the Code.
15.9Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
15.10Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.